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                                                                   Exhibit 10.24



                                 dreamlife, inc.

                         SECURED $3,000,000 BRIDGE LOAN

                                 PROMISSORY NOTE

"DATE OF NOTE":                                         December 14, 2001
 ------------

"PRINCIPAL AMOUNT":                                     $3,000,000
 ----------------


                  1. PROMISE TO PAY. FOR VALUE RECEIVED, dreamlife, inc., a Delaware corporation (the "BORROWER"), whose address is at 888 Seventh Avenue, New York, New York, 10106 hereby absolutely, unconditionally, and irrevocably promises to pay on the earlier of: (i) April 13, 2002; or (ii) the occurrence of an Event of Default (the earliest of such dates being the "MATURITY DATE"), to the order of WEICHERT ENTERPRISES, LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, referred to as the "LENDER"), whose address is as it appears on the record books of the Borrower or at such other place as the Lender may from time to time designate in writing, the Principal Amount together with interest accrued thereon at the Interest Rate (or the Default Rate, as applicable).

                  2. INTEREST; OTHER NOTE; ACCELERATION.

                  (a) So long as no Event of Default has occurred and is continuing, the term "INTEREST RATE" means thirteen percent (13%) per annum. Upon the occurrence and during the continuance of an Event of Default, the term "INTEREST RATE" means a default rate of fifteen percent (15%) per annum (the "DEFAULT RATE"). Interest shall accrue on this Note at the Interest Rate (or the Default Rate, as applicable), be compounded annually on the unpaid Principal Amount, and be due and payable in full from Borrower to Lender on the Maturity Date. Interest on this Note shall accrue from the date of issuance until repayment of the Principal Amount and payment of all accrued interest in full.

                  (b) Borrower also absolutely, unconditionally, and irrevocably promises to authorize, issue, sell and deliver to Lender on the date hereof warrants in the form of Exhibit A hereto (the "WARRANTS") to purchase an aggregate of 1,200,000 shares of the common stock of the Borrower, $0.01 par value per share. The Warrants shall provide, among other things, that they may be exercised at any time between April 14, 2002 and the fifth anniversary of such date and shall be entitled to the benefits of the Registration Rights Agreement, in the form of Exhibit B hereto (the "REGISTRATION RIGHTS AGREEMENT").

                  (c) This Note is one of two notes issued by the Borrower on the date hereof in the aggregate principal amount of $6,500,000; such other secured

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bridge loan promissory note (the "OTHER NOTE") having been issued to DL Holdings
I, L.L.C. (the "OTHER LENDER"). The Borrower covenants and agrees that (i) if and to the extent it makes any payment, whether of principal, interest or other amounts due and payable hereunder (whether at maturity, by prepayment, acceleration or otherwise), to Lender under this Note, Borrower shall simultaneously therewith make a payment in equal amount under the Other Note and
(ii) it will not amend, modify or otherwise change any term or provision of this Note without the prior written consent of the Other Lender and, if requested by the Other Lender, making such amendment, modification or change to the Other Note.

                  3. 360 DAY BASIS OF CALCULATION OF INTEREST RATE. Interest shall be computed on the basis of a 360-day year of twelve 30-day months, I.E., interest for each day during which all or any portion of the Principal Amount is outstanding shall be computed at the Interest Rate (or any other applicable rate hereunder) divided by 360.

                  4. APPLICABILITY OF DEFAULT. It is the intention of Lender and Borrower that, notwithstanding anything to the contrary contained in any provision of the New York Civil Practice Law and Rules (the "CPLR") or any other applicable law, including, without limitation, SECTION 5004 of the CPLR, the Default Rate will apply to the unpaid Principal Amount from the time of the occurrence and during the continuance of an Event of Default or the date the unpaid Principal Amount becomes due and payable (whether by occurrence of the Maturity Date, acceleration or otherwise), as the case may be, until Lender is irrevocably and indefeasibly repaid in full, including, without limitation, during the period commencing on the date a judgment with respect to this Note is entered through and including the time of satisfaction of such judgment. Borrower hereby knowingly, voluntarily, intelligently waives any of the benefits of any provisions of the CPLR or any other applicable statute providing for an interest rate on the principal amount hereof other than as set forth herein, including, among other things, any benefits that may be contained in SECTION 5004 of the CPLR.

                  5. NO OBLIGATION TO EXTEND THE MATURITY DATE. Borrower acknowledges that Lender has no duty or obligation to extend the Maturity Date under any circumstances and that any extension of the Maturity Date may only be effectuated by a written agreement that is executed and delivered by Lender and Borrower that expressly and specifically extends the Maturity Date.

                  6. PREPAYMENT.

                  (a) Upon notice given to the Lender as provided in Section 6(b), the Borrower, at its option, may prepay all, or any portion, of this Note at any time, by paying an amount equal to the outstanding Principal Amount of this Note or a portion thereof, together with interest accrued and unpaid thereon to the date fixed for prepayment, without penalty or premium.

                  (b) The Borrower may give written notice to Lender of prepayment of this Note not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment shall specify the Principal Amount, or

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portion thereof, to be prepaid. Upon notice of prepayment being given by the
Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, the Principal Amount, or the portion thereof specified in the notice to Lender, together with interest accrued and unpaid thereon to the date fixed for such prepayment.

                  (c) All optional prepayments under this Section 6 shall include payment of accrued interest on the Principal Amount (or portion thereof) so prepaid and shall be applied first to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal.

                  (d) Should the Borrower at any time seek to incur any indebtedness for borrowed money pursuant to a credit facility or other debt financing, seek to issue any Capital Stock (as such term is defined in the Warrants), issue any debt security or seek to enter into any other financing transaction of any kind, the Borrower shall (i) with respect to any such incurrence or issuance that results in proceeds (net only of reasonable and document expenses) to the Borrower in an amount equal to or greater than the Principal Amount then outstanding hereunder and under the Other Note (together with all accrued and unpaid interest thereon), either (x) upon such incurrence or issuance, prepay the entire outstanding Principal Amount hereunder and under the Other Note (together with all accrued and unpaid interest thereon) or (y) obtain the Lender's, and the Other Lender's, prior written consent to the terms of such incurrence or issuance and (ii) with respect to any such incurrence or issuance that results in proceeds (net only of reasonable and documented expenses) to the Borrower in an amount less than the Principal Amount then outstanding hereunder and under the Other Note (together with all accrued and unpaid interest thereon), apply all of such net proceeds to the prepayment of the Principal Amount hereunder and under the Other Note and obtain the Lender's, and the Other Lender's, prior written consent to the terms of such incurrence or issuance. The Borrower shall give written notice to the Lender and the Other Lender (which notice shall be irrevocable) of any mandatory prepayment pursuant to this Section 6(d) at least 7 days prior to the date of such prepayment.

                  7. IMPLICATIONS OF DEFAULT RATE. Acceptance by Lender of any interest at the Default Rate shall not be deemed a waiver of any Event of Default or of Lender's rights or remedies hereunder with respect to such late payment.

                  8. ONLY IRREVOCABLE AND INDEFEASIBLE PAYMENTS. Anything in this Note to the contrary notwithstanding, no payment shall be deemed to have been made under this Note unless and until such payment shall have been irrevocably and indefeasibly made and Lender shall have collected funds with respect thereto free and clear of all liens, claims, charges, and encumbrances of others. All amounts payable under this Note shall be payable in lawful money of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, and no other currency.


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                  9. NO SET-OFFS. All payments required to be made by Borrower under this Note shall be made without offset, deduction, setoff, demand, counterclaim, recoupment, or other withholding of like consequence.

                  10. NO USURIOUS PAYMENTS. Anything herein to the contrary notwithstanding, in no event shall the total of all charges payable under this Note that are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged under applicable law. Should Lender receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall conclusively be deemed to have been, made in error, and shall thereupon be applied, as of the date received, to reduce the unpaid Principal Amount then outstanding on this Note.

                  11. EVENT OF DEFAULT.

                  (a) Each of the following events described in clauses (i) through (viii) of this Section 11(a) shall constitute an "Event of Default."

                  (i) if default shall occur in the payment of any principal, interest or other sums due under this Note or the Other Note in any such case, when and as the same all become due and payable, whether at maturity or by acceleration or as part of any payment or prepayment or otherwise, in each case, as provided in this Note or the Other Note ; or

                  (ii) the Borrower shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms hereof, the Warrants, the Registration Rights Agreement, the Security Agreement or the Other Note (collectively, the "DOCUMENTS"), and such default shall continue for 10 days after the date the Borrower is required to observe or perform such covenant, condition or agreement; or

                  (iii) any representation, warranty or certification made by or on behalf of the Borrower in any of the Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

                  (iv) if there should occur a default which is not cured within the applicable grace period, if any, under any other indebtedness of Borrower to any other person or entity; or

                  (v) if by order of a court of competent jurisdiction, any trustee receiver or liquidator of Borrower's property, or any substantial part thereof, or of Borrower shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after the date of such appointment; or

                  (vi) if Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in

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         effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by any receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Borrower or of any substantial part of its property, or if Borrower shall make any general assignment for the benefit of creditors, or if Borrower shall fail generally to pay its debts as such debts become due or if Borrower shall take any material action to facilitate the foregoing; or

                  (vii) if any of the creditors of Borrower shall commence against Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within sixty (60) days after the date on which such case was commenced, or if Borrower shall be adjudicated an insolvent, or file a petition under any other reorganization, arrangement, composition, readjustment, liquidation or dissolution provision under any federal or state law, statute, rule, regulation or code now or hereafter in effect or file an answer admitting to any of the material allegations of any such petition filed against it; or

                  (viii) if any judgment for the payment of money shall be rendered against Borrower and Borrower shall not discharge the same or cause it to be discharged within sixty (60) days from the date of entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which such judgment was granted, based or entered and secure a stay of execution pending such appeal.

                  (b) Borrower agrees that upon the occurrence and during the continuance of any Event of Default, the unpaid Principal Amount then outstanding on this Note, together with accrued and unpaid interest, and all other expenses, including, among other things, reasonable attorney fees and expenses incurred by Lender in protecting Lender's interests, enforcing Lender's rights and remedies and otherwise attempting to collect or in collecting or enforcing payment hereof whether or not suit is brought, and, if suit brought, then through all appellate actions, shall immediately become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and Lender shall be able to exercise any and all rights and remedies available to Lender in such event under this Note, under each of the other Documents, at law, in equity, or otherwise.

                  (c) Upon the occurrence of any one or more Events of Default, the Lender may proceed to protect and enforce its rights hereunder and under each of the other Documents by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note and under each of the other Documents or in aid of the exercise of any power granted in this Note or under each of the other Documents, or may proceed to enforce the payment of this Note and performance under each of the other Documents, or to enforce any other legal or equitable right of the Lender hereunder or thereunder.


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                  12. STANDARD COMMERCIAL CODE WAIVERS. Borrower and all other parties to this Note, whether maker, principal, surety, guarantor or endorser, hereby waive diligence, demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note. Borrower authorizes Lender, without notice to Borrower, to grant any extension, postponement of time of payment, indulgence or any substitution, exchange or release and to consent to the addition to or release of any party primarily or secondarily liable or acceptance of partial payments on any accounts or instruments and the settlement, compromising or adjustment thereof.

                  13. PAYMENT DAY. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday, a public holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a "BUSINESS DAY"), such payment shall be made on the next succeeding Business Day; and, such extensions of time shall, in such cases, be included in the computations of payment of interest at the Interest Rate.

                  14. CERTAIN TOTALLY INAPPLICABLE DAMAGES. BORROWER SHALL NOT ASSERT AND HEREBY KNOWINGLY, VOLUNTARILY, AND INTELLIGENTLY WAIVES, ANY CLAIM OR CAUSE OF ACTION IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST LENDER AND ALL LENDER AFFILIATES ON ANY THEORY OF LIABILITY FOR ANY ONE OR MORE OF SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT AND ACTUAL DAMAGES) IN CONNECTION WITH, OR AS A RESULT OF, THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY. LENDER SHALL NOT ASSERT AND HEREBY KNOWINGLY, VOLUNTARILY, AND INTELLIGENTLY WAIVES, ANY CLAIM OR CAUSE OF ACTION IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST BORROWER AND ALL BORROWER AFFILIATES ON ANY THEORY OF LIABILITY FOR ANY ONE OR MORE OF SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT AND ACTUAL DAMAGES) IN CONNECTION WITH, OR AS A RESULT OF, THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY.

                  15. NO THIRD PARTY BENEFICIARIES. Except for the rights conferred to the Other Lender in Sections 2(c) and 6(d), nothing contained in this Note shall create a contractual relationship with, or any rights in favor of, any third person or entity, or any so-called intended or incidental third-party beneficiary rights.

                  16. SEVERABILITY. If any provision of this Note shall be held to be illegal, invalid, non-binding or unenforceable by a court of competent jurisdiction, this Note shall be construed as if such offending provision was never contained in this Note and this Note shall remain in full force and effect and in no way be affected, impaired, or invalidated thereby so long as the economic or legal substance of the transactions contemplated by this Note is not affected in any manner that is materially adverse to Borrower or Lender. Upon such a holding by such court, Borrower and Lender shall

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negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of Borrower and Lender.

                  17. COUNTERPARTS; FACSIMILE. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute one and the same instrument. A facsimile or photocopy of a signed counterpart of this Note shall, for evidentiary purposes, be considered to be the same as the original hereof.

                  18. NEW YORK GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT TAKING INTO CONSIDERATION OR GIVING EFFECT TO THE STATE OF NEW YORK'S PRINCIPLES OF CONFLICTS OF LAWS).

                  19. CERTAIN PERMITTED PROCEDURAL WAIVERS. WITH RESPECT TO ANY ACTION, SUIT, OR PROCEEDINGS RELATING TO THIS NOTE OR ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES KNOWINGLY, VOLUNTARILY, AND INTELLIGENTLY, AFTER CONSULTATION WITH INDEPENDENT COUNSEL OF THEIR OWN
ELECTION:

                  (A) SUBMIT T0 THE JURISDICTION ON A NON EXCLUSIVE BASIS OF THE STATE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE FEDERAL COURTS OF THE STATE OF NEW YORK,

                  (B) WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE IN SUCH COURTS,

                  (C) WAIVE ANY CLAIM THAT ANY SUCH ACTION, SUIT, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,

                  (D) WAIVE THE RIGHT TO OBJECT THAT SUCH COURTS DO NOT HAVE JURISDICTION OVER THE PARTIES, AND

                  (E) WAIVE THE RIGHT TO TRIAL BY JURY.

                  20. EXERCISE. Lender's failure to exercise any right or remedy hereunder or to require compliance with any duty, obligation, or responsibility of the Borrower under this Note shall not be a waiver or an estoppel of the right to exercise such right or remedy (unless and to the extent such waiver is expressly set forth in writing and signed by the Lender, and provided that no such waiver shall relate to any act, omission, event, or circumstance other than as set forth in such writing or relate to future or successive transactions) or to insist on such compliance at any other time or on any other occasion.


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                  21. CUMULATIVE REMEDIES. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy and each such remedy shall be cumulative, and shall be in addition to every other remedy given under this Note, or now or hereafter existing at law or in equity or by statute.

                  22. LENDER AND BORROWER ARE NOT PARTNERS. There is no intention to create a joint venture, partnership, or similar arrangement between Lender and Borrower and any inference or implication relating thereto is hereby expressly disclaimed.

                  23. ONLY WRITTEN CHANGES. This Note may only be modified, amended, terminated, or otherwise changed pursuant to a written agreement that is executed and delivered by the party against whom enforcement would be sought.

                  24. NOTICES. All demands, requests, notices, and other communications under this Note shall be in writing and shall be deemed to have been validly given or served when given or sent by (a) certified or registered mail, postage prepaid, return receipt requested, (b) hand delivery, or (c) overnight courier service providing a receipt and adequate evidence of delivery, if to Borrower, to Borrower at the address set forth above, and if to Lender, to the address as it appears on the record books of the Borrower, or to such other person or entity or address as a Party shall have given notice of as aforesaid, PROVIDED that in Borrower's case such other person or entity or address shall be in the United States of America and PROVIDED, FURTHER, that each notice advising a Party of a change of address shall only be effective upon not less than ten
(10) days' prior written notice.

                  25. ENTIRE AGREEMENT. This Note and the other Documents are intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein. This Note and the other Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  26. CERTAIN EXPENSES. The Borrower will pay all reasonable expenses of the Lender (including reasonable fees, charges and disbursements of counsel) incurred directly in connection with the preparation, negotiation, execution and delivery of the Documents and any amendment, supplement, modification or waiver of or to any provision of this Note or the other Documents, or any consent to any departure by the Borrower from the terms of any provision of this Note or the other Documents.

                  27. FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Note.


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                  28. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  29. USE OF PROCEEDS. The Borrower shall use the Principal Amount and the principal amount under the Other Note to pay a portion of the purchase price for substantially all of the assets and equity of the Regal Greetings and Gift Division of MDC Corporation Inc. It is understood and agreed that the Lender shall fund the loan evidenced by this Note when all the Documents (and such other documents as Lender shall reasonably request) shall have been executed and delivered to Lender and such funding shall occur simultaneously with the funding of all other financing required to fund such purchase price.

                  30. REPLACEMENT OF NOTE. On receipt by the Borrower of an affidavit of an authorized representative of the Lender stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, the Lender must provide an indemnity bond or other indemnity sufficient in the judgment of the Borrower to protect the Borrower from any loss which it may suffer if a lost, stolen or destroyed Note is replaced.

                  31. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower hereby represents, warrants, covenants and agrees with the Lender as follows:

The Borrower has full power and authority to execute and deliver this Note and the other Documents and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action. No consent or approval of any governmental authority or other third party is or will be required as a condition to the enforceability of this Note and the other Documents, other than those that have been obtained and are in full force and effect, and the Borrower is and will be in compliance in all material respects with all laws and regulatory requirements to which it is subject. Each of this Note and the other Documents has been duly authorized, executed and delivered by the Borrower and is enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). There is no law, rule, regulation or order or other document pertaining to the Borrower and no provision of any agreement, mortgage, indenture or contract binding on the Borrower or affecting its property, which would conflict with, be breached by, be in default or in any way prevent, the execution, delivery or carrying out of the terms of this Note and the other Documents (except for such conflicts, breaches or defaults which could not have a materially adverse effect on the financial condition of the Borrower). No part of any report, registration statement or other filing heretofore or hereafter made by the Borrower with the Securities and Exchange Commission (the "COMMISSION") did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. There

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has been no material adverse change in the financial condition or results of operations of the Borrower and its subsidiaries since the date of the last quarterly or annual report filed by the Borrower with the Commission. The Borrower will not sell or otherwise dispose of all or substantially all of its, or any of its subsidiaries, assets (in any one transaction or series of related transactions) nor shall the Borrower merge or consolidate with or into any other person (other than the merger of any subsidiary of the Borrower into the Borrower) without the prior written consent of the Lender and the Other Lender.

                  32. SECURITY INTEREST. In order to secure, among other things, the due and punctual payment of the principal of and interest on this Note when and as the same shall be due and payable, the Borrower shall use its best efforts (including seeking the consent of any lenders) to grant, or cause to be granted to Lender, within 30 days from the Date of Note, a perfected security interest in all assets and other property of Borrower and any of its subsidiaries that have been or are available to be granted as collateral to any lender, which security interest shall be subordinate and junior only to any existing security interest of any other lender, including without limitation, by Borrower entering into, or causing any of its subsidiaries to enter into, a security agreement with Lender (the "SECURITY AGREEMENT"); it being understood and agreed that neither Borrower nor any of its subsidiaries shall be required to take any action pursuant hereto (after using it best efforts to obtain any waivers or consents) that Borrower can demonstrate to Lender would constitute an event of default under any of Borrower's or its subsidiaries debt instruments.

                 [End of Text of Note; Signature Page to Follow]




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                  IN WITNESS WHEREOF, this Note has been duly executed by
Borrower on the Date of Note.

BORROWER:                                               dreamlife, inc.
                                                        A Delaware corporation


                                                        By:
                                                           ---------------------
                                                           Peter Lund
                                                           Chairman